Exhibit 99.1

HUMBL Announces That It Has Entered Into a Securities Purchase Agreement For Over $2 Million In Financing With Pacific Lion

San Diego, California, October 11, 2023 (GLOBE NEWSWIRE) — HUMBL, Inc. (OTC: HMBL) (“HUMBL” or the “Company”) announced today that it has signed a Securities Purchase Agreement (“SPA”) with Pacific Lion that will provide the Company with $2,040,000 in capital over the next six months.

The Company has received the first monthly installment of $300,000 in financing from Pacific Lion under this new funding structure. This financing necessitates the creation of a new Class C Preferred Stock that the Company will achieve through an amendment to its charter that it expects to file this week with the Delaware Secretary of State.

Key features of the new Class C Preferred Stock include:

-	No conversion into common shares for two years;
-	Automatic conversion at a 25% discount if listed on a national exchange; and
-	Prohibition on variable discount rate financings with any new investors.

To mitigate shareholder dilution, a 12-month lock-up / leak-out agreement will be implemented for Class C Preferred holders that will take effect subsequent to uplisting on a major national exchange.

In FY 2023, the Company has retired over $20 million in legacy debts and expects to continue to consolidate its remaining debt with the assistance of Pacific Lion.

The Company expects this funding to support its operational and development needs through the beginning of April 2024, by which time it anticipates generating further revenue streams from its new AFL contract and other core product lines.

“This enhanced financing partnership with Pacific Lion not only provides $2M in additional financing, but also places us in a strong position to achieve our key milestones around Q4 2023 product launches, client program fulfillments and sales expansion,” said HUMBL CEO, Brian Foote. “We’re poised for growth and appreciate the strong and continued support of our HUMBL shareholders as we drive forward into the new year.”

About HUMBL

HUMBL is a Web 3 technology platform with product lines including the HUMBL Wallet™, HUMBL Search Engine™, HUMBL Social™, HUMBL Tickets™, HUMBL Marketplace™ and HUMBL Authentics™. For more information, please visit: HUMBL.com.

HUMBL has performed digital integrations with athletes and teams from the NCAA, MLB, UFC, WNFC, NASCAR Xfinity, World Surfing, World Rugby and more.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, the Company’s ability to successfully execute its expanded business strategy, including by entering into definitive agreements with suppliers, commercial partners and customers; general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing various engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technical advances and delivering technological innovations, shortages in components, production delays due to performance quality issues with outsourced components, regulatory requirements and the ability to meet them, government agency rules and changes, and various other factors beyond the Company’s control. Except as may be required by law, HUMBL undertakes no obligation, and does not intend, to update these forward-looking statements after the date of this release.

Company Information

HUMBL, Inc.

Email: PR@HUMBL.com

Website: HUMBL.com

Investor Relations

Contact: Stuart T. Smith

Phone: 512-267-2430

Email: SSmith@SmallCapVoice.com

Contact: Kevin Gray

Email: kgray@smallcapvoice.com

SmallCapVoice.com